Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus dated April 1, 2007 of Massachusetts Investors Growth Stock Fund and to our report, dated January 18, 2007 relating to the financial statements and financial highlights appearing in the November 30, 2006 Annual Report to Shareholders of Massachusetts Investors Growth Stock Fund.  We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information dated April 1, 2007 of Massachusetts Investors Growth Stock Fund; our report, dated January 18, 2007, relating to the financial statements and financial highlights appearing in the November 30, 2006 Annual Report to Shareholders of Massachusetts Investors Growth Stock Fund; and to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information dated April 16, 2007 relating to the acquisition of the assets and liabilities of MFS Growth Opportunities Fund by and exchange for the shares of Massachusetts Investors Growth Stock Fund, which are all incorporated by reference in the Prospectus/Proxy Statement on Form N-14 of Massachusetts Investors Growth Stock Fund for the acquisition of the assets and liabilities of MFS Growth Opportunities Fund by and in exchange for shares of Massachusetts Investors Growth Stock Fund.

We further consent to the references to our firm under the caption “Representations and Warranties” (paragraph 4.2(g) of the Agreement and Plan of Reorganization) included in the Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information included in this Registration Statement on Form N-14 referred to above.

Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts

March 5, 2007